UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2025

RITHM PROPERTY TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36844	46-5211870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

799 Broadway

New York, NY 10003

(Address of principal executive offices) (Zip Code)

212-850-7770

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	RPT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 26, 2025, Rithm Property Trust Inc. (the “Company”), Great Ajax Operating Partnership L.P. (the “Operating Partnership”) and RCM GA Manager LLC (the “Manager”) entered into an underwriting agreement (the “Underwriting Agreement”) with Janney Montgomery Scott LLC, BTIG, LLC and Piper Sandler & Co. as representatives of the several underwriters named therein (the “Underwriters”). The following summary of certain provisions of the Underwriting Agreement is qualified in its entirety by reference to the complete Underwriting Agreement filed as Exhibit 1.1 hereto and incorporated herein by reference. The Company intends to contribute the net proceeds from the offering to the Operating Partnership in exchange for Class C Preferred Units of the Operating Partnership, and the Operating Partnership will then use those proceeds for investments and general corporate and working capital purposes. The offering closed on March 4, 2025.

Pursuant to the Underwriting Agreement, subject to the terms and conditions expressed therein, the Company agreed to sell to the Underwriters an aggregate of 2,000,000 shares of the Company’s 9.875% Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share, with a liquidation preference of $25.00 per share (the “Series C Preferred Stock”), with 400,000 of such shares of Series C Preferred Stock to be reserved for sale by the Underwriters to certain affiliates of the Manager. In connection with the offering, the Company has granted the Underwriters an option for 30 days to purchase up to an additional 300,000 shares of the Series C Preferred Stock. The shares of the Series C Preferred Stock are being sold pursuant to a prospectus supplement, dated February 26, 2025 (the “Prospectus Supplement”), and related prospectus, dated November 13, 2024, each filed with the Securities and Exchange Commission, which form a part of the Company’s shelf registration statement on Form S-3 (Registration No. 333-281986) (the “Registration Statement”).

The Company has separately agreed to indemnify the Underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended. If the Company is unable to provide the required indemnification, the Company has agreed to contribute to payments the Underwriters may be required to make in respect of those liabilities. In addition, the Underwriting Agreement contains customary representations, warranties and agreements of the Company, the Operating Partnership and the Manager, and customary conditions to closing.

Certain of the Underwriters and their affiliates have in the past provided, are currently providing and may in the future from time to time provide, investment banking and other financing, trading, banking, research, transfer agent and trustee services to the Company, its subsidiaries and its affiliates, for which they have in the past received, and may currently or in the future receive, fees and expenses.

A copy of the opinion of Ballard Spahr LLP, Maryland counsel to the Company, relating to the legality of the shares of Series C Preferred Stock is filed as Exhibit 5.1 hereto.

A copy of the opinion of Kramer Levin Naftalis & Frankel LLP, counsel to the Company, relating to certain U.S. federal income tax matters is filed as Exhibit 8.1 hereto.

Item 3.03.	Material Modification to Rights of Security Holders.

On March 3, 2025, the Company filed Articles Supplementary to the Company’s Articles of Amendment and Restatement (the “Articles Supplementary”) with the State of Assessments and Taxation of the State of Maryland to classify and designate 2,300,000 shares of the Company’s authorized but unissued preferred stock as shares of the Series C Preferred Stock, with the preferences, conversion and other rights as set forth therein. A summary of the material terms of the Series C Preferred Stock is set forth under the caption “Description of the Series C Preferred Stock” in the Prospectus Supplement, which forms a part of the Registration Statement, and is hereby incorporated by reference into this Item 3.03.

The Articles Supplementary provide that the Company will pay, when, as and if declared by the Company’s board of directors, out of funds legally available for the payment of dividends, quarterly cumulative cash dividends on the Series C Preferred Stock, in arrears, on or about the 15th day of each February, May, August and November (provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date will instead be paid on the immediately succeeding business day) (i) for each dividend period from, and including, March 4, 2025 to, but excluding, May 15, 2030, at the fixed rate of 9.875% per annum of the $25.00 liquidation preference per share, and (ii) thereafter, at a floating rate per annum equal to the Benchmark rate (which is expected to be the Three-Month Term SOFR) (each as defined in the Articles Supplementary) plus a spread of 5.56% per annum of the $25.00 liquidation preference per share. If the Benchmark rate is less than zero, the Benchmark rate will be deemed to be zero.

The Series C Preferred Stock ranks senior to the Company’s common stock with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Company.

The Series C Preferred Stock will not be redeemable before May 15, 2030, except under certain limited circumstances intended to preserve the Company’s qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes and except upon the occurrence of a Change of Control (as defined in the Articles Supplementary). On or after May 15, 2030, the Company may, at its option, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends thereon (whether or not authorized or declared) up to, but excluding, the date of redemption.

Upon the occurrence of a Change of Control, the Company may, as its option, redeem the Series C Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the date of redemption. The Series C Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless repurchased or redeemed by the Company or converted into the Company’s common stock in connection with a Change of Control by the holders of Series C Preferred Stock. Holders of the Series C Preferred Stock generally have no voting rights except for limited voting rights if the Company fails to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances.

Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right (subject to the Company’s election to redeem the Series C Preferred Stock, in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined in the Articles Supplementary)) to convert some or all of the Series C Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of the Company’s common stock per share of Series C Preferred Stock determined by formula, in each case, on the terms and subject to the conditions described in the Articles Supplementary, including provisions for the receipt, under specified circumstances, of alternative consideration.

There are restrictions on ownership of the Series C Preferred Stock intended to preserve the Company’s qualification as a REIT for U.S. federal income tax purposes.

The foregoing description of the terms of the Series C Preferred Stock is qualified in its entirety by reference to the Articles Supplementary, a copy of which is filed as Exhibit 3.4 to the Company’s Form 8-A filed on March 3, 2025 and is incorporated herein by reference. The form of certificate representing the Series C Preferred Stock is filed as Exhibit 4.1 hereto.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information about the Articles Supplementary set forth under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

In connection with the anticipated closing of the offering of the Series C Preferred Stock, Great Ajax Operating LLC, a wholly owned subsidiary of the Company and the sole general partner of the Operating Partnership, on its own behalf as general partner of the Operating Partnership and on behalf of the limited partners of the Operating Partnership, has amended the Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”) to provide for the issuance of up to 2,300,000 9.875% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Units (liquidation preference $25.00 per unit) (the “Series C Preferred Units”). The Company expects to contribute the net proceeds from the sale of the Series C Preferred Stock to the Operating Partnership in exchange for the same number of Series C Preferred Units. The Series C Preferred Units have economic terms that mirror the terms of the Series C Preferred Stock. The issuance of the Series C Preferred Units will be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

The Series C Preferred Units will rank, as to distributions and upon liquidation, senior to the common units of limited partnership interest in the Operating Partnership.

This description of the material terms of the amendment to the Partnership Agreement is qualified in its entirety by reference to the amendment to the Partnership Agreement, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description.

1.1	Underwriting Agreement, dated February 26, 2025, by and between Rithm Property Trust Inc., Great Ajax Operating Partnership L.P., RCM GA Manager LLC and Janney Montgomery Scott LLC, BTIG, LLC and Piper Sandler & Co., as representatives of the several underwriters named therein

3.1	Articles Supplementary, dated March 3, 2025 classifying and designating the Company’s 9.875% Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (incorporated by reference to Exhibit 3.4 to the Company’s Form 8-A filed on March 3, 2025)

3.2	First Amendment to the Agreement of Limited Partnership of Great Ajax Operating Partnership L.P.

4.1	Form of certificate representing the 9.875% Fixed-to-Floating Rate Series C Cumulative Redeemable Preferred Stock of Rithm Property Trust Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-A filed on March 3, 2025)

5.1	Opinion of Ballard Spahr LLP

8.1	Opinion of Kramer Levin Naftalis & Frankel LLP

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 8.1)

104	Cover Page Interactive Data File — the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rithm Property Trust Inc.

Dated: March 4, 2025	/s/ Mary Doyle
Mary Doyle
Principal Financial Officer